SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

:
METAL MANAGEMENT, INC.,	:
:
Plaintiff,	:
:
v.	:	Index No. 601911/07
:
WHEELING-PITTSBURGH STEEL	:	COMPLAINT
CORPORATION,	:
:
Defendant.	:

     Plaintiff, by its attorneys, for its complaint against defendant, alleges as follows:
Nature of the Action
     1. This is an action seeking compensatory and incidental damages arising out of the breach and/or anticipatory breach by defendant of various purchase orders pursuant to which defendant agreed to purchase scrap metal from plaintiff, and for damages arising out of defendant’s wrongful rejection of scrap metal purchased by it.
     2. Plaintiff Metal Management, Inc. (“MMI”) is one of the largest full service metal recyclers in the United States and a leading seller of scrap metals. MMI agreed to sell scrap metal to defendant, Wheeling-Pittsburgh Steel Corporation (“WPSC”), a producer of steel products, pursuant to a series of purchase orders issued by WPSC from on or around February 7, 2007 through April 9, 2007.
     3. As set forth below, WPSC accepted delivery without objection of over $31million worth of scrap metal sold to it by MMI but has failed to make payment for these goods when due. WPSC has also indicated its intention not to pay for an additional $7,886,745.50 in scrap metal purchased by it but where payment is not yet due. Finally, in order to avoid its contractual obligations, WPSC has wrongfully rejected goods as nonconforming, in some cases before the goods were even delivered and inspected, and without giving MMI any opportunity to cure any goods alleged by it to be nonconforming as required by the Uniform Commercial Code (“U.C.C.”). WPSC, has therefore, breached, anticipatorily breached, wrongfully rejected and/or repudiated its contracts with MMI and caused MMI to suffer damages.
Parties
     4. Plaintiff MMI is a Delaware corporation with an office at 127 East 69th Street, New York, New York 10021.
     5. Upon information and belief, defendant WPSC is a Delaware corporation with its principal place of business in Wheeling, West Virginia. WPSC is authorized to do business in New York by virtue of filing for authorization to do business with Secretary of State of New York and, upon information and belief, does business in New York.
     6. Venue is proper in this Court pursuant to N.Y. C.P.L.R 503(a).
Factual Background
     7. Beginning in or about February 7, 2007, WPSC issued a series of purchase orders to MMI pursuant to which MMI agreed to sell, ship and deliver specified quantities and types of scrap metal to WPSC. The purchase orders contain all of the essential terms of the parties’ agreement and, once accepted by MMI, constitute valid contracts between the parties.
     8. Each purchase order is subject to written terms and conditions which are included with the purchase order. Included among the terms and conditions are that each purchase order is governed by the U.C.C. in effect on the date of the purchase order. Each purchase order also specifies the type of goods purchased, price, required delivery date, payment terms, and method of shipping.
FIRST CAUSE OF ACTION
(Breach of Contract for Goods Sold, Delivered and Accepted)
     9. Plaintiff repeats and realleges the allegations of paragraphs 1 through 8 as if fully set forth herein.
     10. Pursuant to various purchase orders listed in Exhibit A hereto, defendant ordered shipments of scrap metal between February 7, 2007 and April 7, 2007. Defendant accepted the scrap metal delivered pursuant to these purchase orders but has failed and refused to make timely payment for these purchases, despite due demand. A chart listing the purchase orders with respect to the scrap metal sold, delivered and accepted as to which payment has not been made when due is annexed hereto as Exhibit A. Plaintiff has fully performed all of its obligations under these purchase orders.
     11. By reason of the foregoing, defendant has breached its agreements with plaintiff to pay for goods sold, delivered and accepted. As a result, plaintiff has suffered damages and is entitled to recover the amount of the contract price of the goods, $31,226,353.98, plus incidental damages and prejudgment interest.

SECOND CAUSE OF ACTION
(Anticipatory Breach of Contract —
Goods For Which Payment Is Not Yet Due)
     12. Plaintiff repeats and realleges the allegations of paragraphs 1 through 11as if fully set forth herein.
     13. Pursuant to various purchase orders listed on Exhibit B hereto, defendant ordered and plaintiff delivered to defendant shipments of scrap metal between March 7, 2007and April 7, 2007. Defendant accepted these goods, payment dates for which have not yet come due. A chart listing the purchase orders as to which the goods were accepted but payment has not yet come due, and the respective payment due dates, is annexed hereto as Exhibit B.
     14. By a series of communications to plaintiff, and by conduct such as failing to pay for goods accepted as to which the payment date has become due, refusing other shipments of goods pursuant to valid purchase orders, and wrongfully rejecting still other goods, defendant has indicated its intention not to make the payments listed on Exhibit B, when the payment dates come due. Accordingly, pursuant to U.C.C. § 2-610, defendant has anticipatorily breached its obligations under the purchase orders for the goods delivered and accepted as to which the payment date has not yet come due.
     15. Defendant is liable to plaintiff for the full contract price of the goods delivered, in an amount believed to be $7,886,745.50, plus incidental damages and prejudgment interest.

THIRD CAUSE OF ACTION
(Breach of Contract for
Wrongful Rejection of Goods)
     16. Plaintiff repeats and realleges the allegations of paragraphs 1 through 15 as if fully set forth herein.
     17. Plaintiff and defendant entered into a series of written purchase orders for the sale of scrap metal products which defendant has wrongfully purported to reject and/or repudiate. Defendant’s wrongful and improper rejection of the scrap metal covered by these purchase orders includes scrap metal that (i) has been accepted by defendant, (ii) conforms to the purchase orders in question, and/or (iii) as to which defendant has failed to allow plaintiff the opportunity seasonably to cure any nonconformance as required by the purchase orders and by the U.C.C. In addition, by a letter to plaintiff dated June 4, 2007, defendant purported to reject and/or repudiate all scrap in the categories of busheling, gamma and bundles, whether the scrap as already been delivered, is still in transit, or has not yet been shipped. WPSC has thus wrongfully rejected and/or repudiated agreed purchase orders for over 80,000 tons of scrap metal, 64,000 tons of which has not yet been shipped, 16,000 tons of which is en route to WPSC and 9,000 tons of which MMI has already delivered to WPSC, in addition to the approximately 15,000 tons of scrap metal previously rejected wrongfully.
     18. By reason of the foregoing, plaintiff is liable to defendant for wrongful rejection, in the amount of the difference between the contract price in the market price, or for the contract price, and for incidental damages and prejudgment interest.

Request For Relief
     WHEREFORE, plaintiff demands judgment against defendant as follows:
1.	On the First Cause of Action,
A.	awarding plaintiff contract damages in the amount of at least $31,226,353.98;

B.	awarding plaintiff incidental damages in an amount to be determined,

C.	awarding plaintiff the costs and disbursements of this action, and reasonable attorneys’ fees, expert witness fees, and other costs;

D.	awarding plaintiff prejudgment interest; and

E.	granting such other and further relief as may be just and proper.
2.	On the Second Cause of Action,
A.	awarding plaintiff contract damages in the amount of at least $7,886,745.50;

B.	awarding plaintiff incidental damages in an amount to be determined,

C.	awarding plaintiff the costs and disbursements of this action, and reasonable attorneys’ fees, expert witness fees, and other costs;

D.	awarding plaintiff prejudgment interest; and

E.	granting such other and further relief as may be just and proper.
3.	On the Third Cause of Action,
A.	awarding plaintiff contract damages in an amount to be determined;

B.	awarding plaintiff incidental damages in an amount to be determined,

C.	awarding plaintiff the costs and disbursements of this action, and reasonable attorneys’ fees, expert witness fees, and other costs;

D.	awarding plaintiff prejudgment interest; and granting such other and further relief as may be just and proper.

Dated: June 6, 2007

Attorneys For Metal Management, Inc.
125 West 55th Street
New York, NY 10019-5389